UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
China Nepstar Chain Drugstore Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
6th Floor, Tower B, Xinnengyuan Building
Nanhai Road, Nanshan District, Shenzhen
Guangdong Province 518054
People’s Republic of China
(86)755-2643-3366
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
American Depositary Shares, each representing ordinary shares	New York Stock Exchange, Inc.

Ordinary shares, par value $0.0001 per share	New York Stock Exchange, Inc.*

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-146767
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered is contained under the captions “Description of Share Capital,” “Description of American Depositary Shares” and “Shares Eligible for Future Sale” in the prospectus, constituting Part I of the Registrant’s Registration Statement on Form F-1 (File No. 333-146767) relating to such securities, originally filed on October 17, 2007 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.	Exhibits.
     The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China Nepstar Chain Drugstore Ltd.
By:	/s/ Andrew Weiwen Chen
Name:	Andrew Weiwen Chen
Title:	Chief Financial Officer

Dated: October 17, 2007